CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated July 10, 2023 with respect to the consolidated financial statements of ImmunoPrecise Antibodies Ltd. included in the Annual Report on Form 40-F for the year ended April 30, 2023, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

Houston, Texas

July 10, 2023